EXHIBIT 3.2

                       CITIGROUP MORTGAGE LOAN TRUST INC.

                       Incorporated under the Laws of the
                                State of Delaware

                                     BY-LAWS
                                     -------

                                    ARTICLE I
                                     OFFICES

     Citigroup Mortgage Loan Trust Inc. (the "Corporation"), shall maintain a registered office in the State of Delaware. The Corporation may also have other offices at such places, either within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may require.

                                   ARTICLE II
                                  STOCKHOLDERS

     Section 1. ANNUAL MEETING: The annual meeting of stockholders for the election of directors and the transaction of any other business as may properly come before such meeting shall be held on such date, at such time and place as may be designated from time to time by the Board of Directors by resolution, and set forth in the notice of such meeting. At the annual meeting any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by statute or the Certificate of Incorporation.

     Section 2. SPECIAL MEETINGS: Special meetings of the stockholders for any purpose may be called at any time by the Board of Directors, the Chairman of the Board, or, if no Chairman has been elected, by the President, and shall be called by the Chairman of the Board or, if none, by the President at the request of the holders of shares of the issued and outstanding capital stock of the Corporation representing at least a majority of the votes entitled to be cast at a meeting of stockholders. Special meetings shall be held at such place or places within or without the State of Delaware as shall from time to time be designated by the Board of Directors and stated in the notice of such meeting. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

     Section 3. NOTICE OF MEETING: Notice of the date, time and place of any stockholders' meeting, whether annual or special, shall be given to each stockholder entitled to vote thereat not less than ten (10) nor more than sixty
(60) days prior to the date of such meeting. Notice of any adjourned meeting need not be given other than by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Such further notice, if any, shall be given as may be required by law.

     Section 4. WAIVER OF NOTICE: Notice of meeting need not be given to any stockholder who submits a signed waiver of notice, in person or represented by proxy, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or represented by




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proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such stockholder.

     Section 5. QUORUM: Any number of stockholders, who are entitled to vote, who hold shares of the issued and outstanding capital stock of the Corporation representing at least a majority of the votes entitled to be cast at a meeting of stockholders and who shall be present in person or represented by proxy at any meeting duly called shall constitute a quorum for all purposes except as may otherwise be provided by law.

     Section 6. ADJOURNMENT OF MEETING: Whether or not a quorum is present, a meeting may be adjourned from time to time by the chairman of the meeting or by a vote of the stockholders present in person or represented by proxy and entitled to vote thereat holding shares representing at least a majority of the votes so present or represented and entitled to be cast (a "Majority Vote"), without notice other than by announcement at the meeting, until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned in like manner and for such time or upon such call as may be determined by a Majority Vote. At any adjourned meeting at which a quorum shall be present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called. When a quorum is once present, it is not broken by the subsequent withdrawal or departure of any stockholder.

     Section 7. VOTING: Each stockholder entitled to vote at any meeting may vote either in person or by proxy duly appointed. Each stockholder shall on each matter submitted to a vote at each meeting of the stockholders be entitled to one vote for each share of Common Stock, in each case registered in his name on the books of the Corporation on the date fixed as a record date for the determination of its stockholders entitled to vote, as hereinafter provided. At all meetings of stockholders all matters, except as otherwise provided by law, the Certificate of Incorporation or these By-laws, shall be determined by a Majority Vote.

     Section 8. ACTION BY STOCKHOLDERS WITHOUT A MEETING: Whenever, under the Delaware General Corporation Law, stockholders are required or permitted to take any action by vote, such action may be taken without a meeting upon consent in writing or by electronic transmission, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

                                   ARTICLE III
                                    DIRECTORS

     Section 1. NUMBER AND QUALIFICATIONS: The Board of Directors shall not be less than three (3) and shall consist of such number as may be fixed from time to time by resolution of the Board of Directors. The Board of Directors shall at all times include at least one Independent Director (as defined in the Certificate of Incorporation of the Corporation). In the event of the death, incapacity, resignation or removal of any Independent Director, or in the event that any director acting as an Independent Director shall cease to satisfy the eligibility requirements for an Independent Director, the Board of Directors shall promptly appoint a replacement Independent Director; provided, however, that the Board of Directors shall not vote on any matter requiring the vote of an Independent Director unless and until at least one Independent Director has been duly appointed to serve on the Board of Directors. Any decrease in the number of directors shall



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be effective at the time of the next succeeding annual meeting of the stockholders unless there shall be vacancies in the Board of Directors in which case such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of such vacancies. The directors need not be stockholders.

     Section 2. RESPONSIBILITIES: The general management of the affairs of the Corporation shall be vested in the Board of Directors, which may delegate to officers, employees and to committees of one (1) or more directors such powers and duties as it may from time to time see fit, subject to the limitations hereinafter set forth, and except as may otherwise be provided by law.

     Section 3. ELECTION AND TERM OF OFFICE: The directors shall be elected by the stockholders at the annual meeting of stockholders. If the election of directors shall not be held on the day designated by the By-laws, the directors shall cause the same to be held as soon thereafter as may be convenient. The directors chosen at any annual meeting shall hold office except as hereinafter provided, until the next annual election and until the election and qualification of their successors.

     Section 4. REMOVAL AND RESIGNATION OF DIRECTORS: Subject to Section 1 of this Article III, any director may be removed from the Board of Directors, with or without cause, by a Majority Vote at any special meeting of the stockholders called for that purpose, and the office of such director shall forthwith become vacant. Any director may resign at any time. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by an officer of the Corporation. The acceptance of a resignation shall not be necessary to make it effective.

     Section 5. FILLING OF VACANCIES: Any vacancy among the directors, occurring from any cause whatsoever, may be filled by a majority of the remaining directors, though less than a quorum, provided, however, that the stockholders removing any director may at the same meeting fill the vacancy caused by such removal, and further provided, that if the directors fail to fill any such vacancy, the stockholders may fill such vacancy at any special meeting called for that purpose. In case of any increase in the number of directors, the additional directors may be elected by the directors in office prior to such increase. Any person elected to fill a vacancy shall hold office, subject to the right of removal as hereinbefore provided, until the next annual election and until the election and qualification of his or her successor.

     Section 6. REGULAR MEETINGS: The Board of Directors shall hold an annual meeting for the purpose of organization and the transaction of any business immediately after the annual meeting of the stockholders, provided a quorum is present. Other regular meetings may be held at such times as may be determined from time to time by resolution of the Board of Directors.

     Section 7. SPECIAL MEETINGS: Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors, if any, or by the President.

     Section 8. NOTICE AND PLACE OF MEETINGS: Meetings of the Board of Directors may be held without notice at such time and place as shall be designated by resolution of the Board of Directors. Notice of any special meeting shall be sufficiently given if mailed to each director at



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such director's residence or usual place of business at least three (3) days before the day on which the meeting is to be held, or, if sent to such director at such place by telegraph, facsimile, cable or electronic transmission, or delivered personally or by telephone, not later than 24 hours prior to the time at which the meeting is to be held. No notice of the annual meeting shall be required if held immediately after the annual meeting of the stockholders and if a quorum is present. Notice of meeting need not be given to any Director who submits a waiver of notice before or after the meeting, nor to any director who attends the meeting without protesting, at the beginning thereof, the lack of notice.

     Section 9. BUSINESS TRANSACTED AT MEETINGS: Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not, unless special notice of such business or proposed action shall be required by law.

     Section 10. QUORUM: A majority of the entire Board of Directors shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors, unless otherwise provided by law, the Certificate of Incorporation or these By-laws. Whether or not a quorum is present at a meeting of the Board of Directors, a majority of the directors present may adjourn the meeting to such time and place as they may determine without notice other than an announcement at the meeting until enough directors to constitute a quorum shall attend.

     Section 11. ACTION WITHOUT A MEETING: Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or the committee consent in writing or by electronic transmission to the adoption of a resolution authorizing the action. The resolution and the consents thereto in writing or by electronic transmission by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board of Directors or committee.

     Section 12. PARTICIPATION BY TELEPHONE: Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment allowing all persons participating in the meeting to hear each other. Participation by such means shall constitute the presence of the person at the meeting.

     Section 13. COMPENSATION: The Board of Directors may establish by resolution reasonable compensation of all directors for services to the Corporation as directors, including a fixed fee, if any, incurred in attending each meeting. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

                                   ARTICLE IV
                                   COMMITTEES

     Section 1. EXECUTIVE COMMITTEE: The Board of Directors, by resolution passed by a majority of the entire Board of Directors, may designate one (1) or more directors to constitute



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an Executive Committee to hold office at the pleasure of the Board of Directors, which Committee shall, during the intervals between meetings of the Board of Directors, have and exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, subject only to such restrictions or limitations as the Board of Directors may from time to time specify, or as limited by the Delaware General Corporation Law, and shall have power to authorize the seal of the Corporation to be affixed to all instruments which may require it. Any member of the Executive Committee may be removed at any time, with or without cause, by a resolution of a majority of the entire Board of Directors. Any person ceasing to be a director shall IPSO FACTO cease to be a member of the Executive Committee. Any vacancy in the Executive
Committee occurring from any cause whatsoever may be filled from among the directors by a resolution of a majority of the entire Board of Directors.

     Section 2. OTHER COMMITTEES: The Board of Directors or any committee duly appointed by the Board of Directors, may appoint other committees, whose members are to be directors, and which committees shall exist for such time and have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors or the committee appointing them. Any member of such a committee may be removed at any time, with or without cause, by the Board of Directors or the committee appointing such committee. Any vacancy in a committee occurring from any cause whatsoever may be filled by the Board of Directors or the committee appointing such committee.

     Section 3. RESIGNATION: Subject to Section 1 of Article III, any member of a committee may resign at any time. Such resignation shall be made in writing or by electronic transmission and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chairman of the Board, or if none, by the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

     Section 4. QUORUM: A majority of the members of a committee shall constitute a quorum. The act of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee. The members of a committee shall act only as a committee, and the individual members thereof shall have no powers as such.

     Section 5. RECORD OF PROCEEDINGS: Each committee shall keep a record of its acts and proceedings, and shall report the same to the Board of Directors when and as required by the Board of Directors.

     Section 6. ORGANIZATION, MEETINGS, NOTICES: A committee may hold its meetings at the principal office of the Corporation, or at any other place upon which a majority of the committee may at any time agree. Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings. Unless otherwise ordered by the Executive Committee, any notice of a meeting of such Committee may be given by the Secretary or by the Chairman of the Committee and shall be sufficiently given if mailed to each member at such member's residence or usual place of business at least five (5) days before the day on which the meeting is to be held, or, if sent to him at such place by telegraph, facsimile, cable or electronic transmission, or delivered personally or by telephone, not later than twenty-four (24) hours prior to the time at which the meeting is to be held. Notice of meeting need not be given to



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any member of a committee who submits a waiver of notice before or after the meeting, nor to any member who attends the meeting without protesting, at the beginning thereof, the lack of notice.

     Section 7. COMPENSATION: The members of any committee shall be entitled to such compensation as may be allowed them by resolution of the Board of Directors.

                                    ARTICLE V
                                    OFFICERS

     Section 1. NUMBER: The officers of the Corporation shall be a President, a Secretary and a Treasurer, and such Vice Presidents and other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. The Board of Directors, in its discretion, may also elect a Chairman of the Board of Directors.

     Section 2. ELECTION, TERM OF OFFICE AND QUALIFICATIONS: The officers, except as provided in Section 3 of this Article V, shall be chosen by the Board of Directors. Each such officer shall, except as herein otherwise provided, hold office until the selection and qualification of his or her successor. The Chairman of the Board of Directors, if any, shall be a director of the Corporation, and should the Chairman cease to be a director, shall IPSO FACTO cease to be such Officer. Any two or more offices may be held by the same person, except the offices of President and Secretary.

     Section 3. OTHER OFFICERS: Other officers, including without limitation, one or more Vice Presidents, Controllers, Assistant Controllers, Assistant Secretaries or Assistant Treasurers, may from time to time be appointed by the Board of Directors or committee thereof, which other officers shall have such powers and perform such duties as may be assigned to them by the Board of Directors or committee appointing them.

     Section 4. REMOVAL OF OFFICERS: Any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the Board of Directors.

     Section 5. RESIGNATION: Any officer of the Corporation may resign at any time. Such resignation shall be in writing or by electronic transmission and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by an officer of the Corporation. The acceptance of a resignation shall not be necessary in order to make it effective.

     Section 6. FILLING OF VACANCIES: A vacancy in any office shall be filled by the Board of Directors.

     Section 7. COMPENSATION: The compensation of the officers shall be fixed by the Board of Directors or by any officer(s) or committee to whom such authority may be delegated by the Board of Directors.

     Section 8. CHAIRMAN OF THE BOARD OF DIRECTORS: The Chairman of the Board of Directors, if one is elected, shall be a director and shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. The Chairman shall have power to call special meetings of the stockholders or of the Board of Directors or of the Executive Committee at any


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time and shall have such power and perform such other duties as may from time to time be designated by the Board of Directors.

     Section 9. PRESIDENT AND CHIEF EXECUTIVE OFFICER: The President shall be the chief executive officer of the Corporation, and shall have such duties as customarily pertain to that office. The President shall have general management and supervision of the property, business and affairs of the Corporation and over its other officers; may appoint and remove agents and employees, other than officers referred to in this Article V; and may sign, execute and deliver, in the name of the Corporation, all certificates, powers of attorney, contracts, bonds and other obligations and instruments authorized by the Board of Directors, except in cases where the signing, execution and delivery thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation or except as otherwise provided by statute. The President shall perform such duties as may be designated from time to time by the Board of Directors and shall, in the absence of the Chairman of the Board, perform and carry out the functions of the Chairman of the Board.

     Section 10. VICE CHAIRMAN OF THE BOARD: One of the Vice Chairmen of the Board, if any are elected, shall, in the absence of the Chairman of the Board, preside at meetings of the stockholders and the Board of Directors. They shall have such powers and perform such duties as usually pertain to the office of Vice Chairman of the Board and such other powers and duties as may from time to time be assigned to them by the Board of Directors.

     Section 11. VICE PRESIDENTS: Each Senior Executive Vice President, Executive Vice President, Senior Vice President, First Vice President or Vice President shall have such powers and perform such duties as the Board of Directors or the President may from time to time prescribe, and shall perform such other duties as may be prescribed in these By-laws.

     Section 12. SECRETARY: The Secretary shall attend all meetings of the Board of Directors and of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for any committee appointed by the Board of Directors. The Secretary shall give or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary shall keep in safe custody the seal of the Corporation and affix it to any instrument when so authorized by the Board of Directors.

     Section 13. ASSISTANT SECRETARY: Any Assistant Secretary shall be empowered and authorized to perform all of the duties of the Secretary in the absence of the Secretary.

     Section 14. TREASURER: The Treasurer shall have the custody of the corporate funds and securities and shall cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by persons authorized by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Directors at the regular meetings of the Board of Directors, or whenever they may require it, an account of all of the transactions effected by the Treasurer and



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of the financial condition of the Corporation. The Treasurer may be required to give bond for the faithful discharge of his or her duties.

     Section 15. ASSISTANT TREASURER: Any Assistant Treasurer shall be empowered and authorized to perform all the duties of the Treasurer in the absence of the Treasurer.

     Section 16. CONTROLLER: The Controller shall prepare and have the care and custody of the books of account of the Corporation. The Controller shall keep a full and accurate account of all monies, received and paid on account of the Corporation, and shall render a statement of the Controller's accounts whenever the Board of Directors shall require. The Controller shall generally perform all the duties usually appertaining to the affairs of the controller of a corporation and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors, the Chief Financial Officer or these By-Laws. The Controller may be required to give a bond for the faithful discharge of his or her duties.

     Section 17. ASSISTANT CONTROLLER: Any Assistant Controller shall be empowered and authorized to perform all duties of the Controller in the absence of the Controller.

                                   ARTICLE VI
                                  CAPITAL STOCK

     Section 1. ISSUE OF CERTIFICATES OF STOCK: Certificates of capital stock shall be in such form as shall be approved by the Board of Directors. They shall be numbered in the order of their issue, and shall be signed by the Chairman of the Board, if any, or the President or any Vice President (or a comparable officer), and the Secretary, Assistant Secretary, Treasurer or any Assistant Treasurer, and the seal of the Corporation or a facsimile thereof shall be impressed, affixed or reproduced thereon. In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer or officers of the Corporation.

     Section 2. REGISTRATION AND TRANSFER OF SHARES: The name of each person owning a share of the capital stock of the Corporation together with the number of shares held by such person, the numbers of the certificates covering such shares and the dates of issue of such certificates shall be registered on the records of the Corporation by the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer. The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. A record shall be made of each transfer. The Board of Directors may make other and further rules and regulations concerning the transfer and registration of certificates for stock.



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     Section 3. LOST, DESTROYED AND MUTILATED CERTIFICATES: The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates therefor. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it and alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum not exceeding twice the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of such new certificate and against all other liabilities arising therefrom, or may remit such owner to such remedy or remedies as such owner may have under the laws of the State of Delaware.

     Section 4. RECORD DATES: (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law or the Restated Certificate of Incorporation, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law or the Restated Certificate of Incorporation, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

     (c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which



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record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE VII
                              DIVIDENDS AND SURPLUS

     Section 1. GENERAL DISCRETION OF DIRECTORS: The Board of Directors shall have power to fix and vary the amount to be set aside or reserved as working capital of the Corporation, or as reserves, or for other proper purposes of the Corporation, and, subject to the requirements of the Certificate of Incorporation, to determine whether any part of the surplus or net profits of the Corporation shall be declared in dividends and paid to the stockholders, and to fix the date or dates for the payment of dividends. Dividends may be paid in cash, property or shares of the Corporation's capital stock.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

     Section 1. FISCAL YEAR: The fiscal year of the Corporation shall be the calendar year, beginning in January and ending in December.

     Section 2. CORPORATE SEAL: The corporate seal shall be in such form as approved by the Sole Incorporator and may be altered at the pleasure of the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced by the Secretary or Assistant Secretary.

     Section 3. NOTICES: Except as otherwise expressly provided herein, any notice required by these By-laws to be given shall be sufficient if given by depositing the same in a post-office or letter box in a sealed wrapper with a first-class postage prepaid stamp thereon and addressed to the person entitled thereto at such person's business or home address, as the same appears upon the books of the Corporation, or by telephoning, telegraphing, faxing or cabling the same to such person at such address; and such notice shall be deemed to be given at the time it is mailed, telegraphed, faxed or cabled.

     Section 4. WAIVER OF NOTICE: Any stockholder or director may at any time, by writing, by telegraph, by fax, by cable or by electronic transmission, waive any notice required to be given under these By-laws, and if any stock-holder or director shall be present at any meeting, his presence shall constitute a waiver of such notice for such meeting, unless he protests his lack of notice by the end of the meeting.

     Section 5. CONTRACTS, CHECKS, DRAFTS: Except as otherwise required by statute, the Certificate of Incorporation or these By-laws, any contracts or other instruments may be executed and delivered in the name and on behalf of the Corporation by such officer or officers (including any assistant officer or officers) of the Corporation as the Board of Directors or a duly authorized committee thereof may from time to time direct. Such authority may be general or confined to specific instances as the Board of Directors may determine. Unless authorized by the Board of Directors or expressly permitted by these By-laws, any officer or agent or employee



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shall not have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

     Section 6. DEPOSITS: All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such bank or banks, trust companies or other depositories as persons authorized by the Board of Directors may select, and, for the purpose of such deposit, checks, drafts, and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by any officer of the Corporation, or by such agents of the Corporation, or by such person as the Board of Directors may authorize for that purpose.

     Section 7. VOTING STOCK OF SUBSIDIARY CORPORATIONS: Except as otherwise ordered by the Board of Directors or the Executive Committee, the Chairman of the Board, the President, the Secretary or a Vice President (or a comparable officer) shall each have full power and authority on behalf of the Corporation to attend and to act and to vote the stock or other equity interest of any corporation, company, partnership or entity held by the Corporation in accordance with the wishes of management at any meeting of the stockholders, members, partners or other equityholders of such entity, or to execute written consents in lieu thereof, and to execute a proxy for any other person to represent the corporation at any such meeting, and such officer or the holder of any such proxy shall possess and may exercise any and all rights incident to ownership of the stock of such subsidiary or affiliate, and which as owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors or the Executive Committee may from time to time confer like powers and authority regarding the stock of such subsidiary or affiliate to any other person or persons.

     Section 8. INDEMNIFICATION OF OFFICERS AND DIRECTORS: (a) The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation serves or served any other enterprise (an "Associated Entity") as a director, officer or employee (a "Subsidiary Officer") at the request of the Corporation or any predecessor of the Corporation, provided that this provision shall not provide for indemnification to be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to such director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

     (b) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Subsidiary Officer of any Associated Entity, against any liability asserted against such person and incurred by such person in any capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section or applicable law.

     Section 9. CESSATION OF OFFICERSHIP AND DIRECTORSHIP: The authority granted by name to any individual shall immediately cease in the event that such individual ceases to be an officer or



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director of the Corporation or an affiliate thereof, unless otherwise provided by the Board of Directors.

                                   ARTICLE IX
                                   AMENDMENTS

         The Board of Directors shall have the power to make, rescind, alter, amend and repeal these By-laws; provided, however, that the stockholders shall have power to rescind, alter, amend or repeal any By-laws made by the Board of Directors, and to enact By-laws which if so expressed shall not be rescinded, altered, amended or repealed by the Board of Directors.





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